UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — December 6, 2012

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, New York, New York 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 8.01.	Other Events.

On December 6, 2012, MDC Partners Inc. (“MDC Partners” or the “Company”) announced that it has priced its private offering of an additional US$80 million aggregate principal amount of 11% senior unsecured notes due 2016 (the “Notes”).  The Notes are priced at a premium to par at an issue price of 106%. Gross proceeds received from this offering will be equal to approximately $84.8 million. MDC Partners intends to use the net proceeds of this offering to fully repay borrowings under its senior secured revolving credit facility maturing on October 23, 2015, and, to the extent of any remaining proceeds, for general corporate purposes. The new Notes are a follow-on issue to the Company’s senior unsecured notes due 2016 issued on October 23, 2009, May 14, 2010 and April 19, 2011.

The Notes were offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act.  The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.  MDC Partners has agreed, to the extent the Notes do not become freely transferable without restriction under the Securities Act following the one-year anniversary of their issuance, to file a Registration Statement with the U.S. Securities and Exchange Commission.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

FORWARD LOOKING STATEMENTS

This notice contains forward-looking statements. MDC Partners’ representatives may also make forward-looking statements orally from time to time. Statements in this release that are not historical facts, including statements about MDC Partners’ beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and MDC Partners undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to the following:

•	risks associated with severe effects of international, national and regional economic downturn;
•	MDC Partners’ ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of MDC Partners’ clients;
•	MDC Partners’ ability to retain and attract key employees;
•	MDC Partners’ ability to remain in compliance with its debt agreements and MDC Partners’ ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” options rights and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand MDC Partners’ business capabilities; and
•	foreign currency fluctuations.

MDC Partners’ business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. MDC Partners intends to finance these acquisitions by using available cash from operations, from borrowings under a senior secured revolving credit facility entered into on October 23, 2009, as the same may be amended or replaced from time to time, and through incurrence of bridge or other debt financing, any of which may increase MDC Partners’ leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders’ proportionate ownership. At any given time, MDC Partners may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by MDC Partners. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of MDC Partners’ securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in MDC Partners’ other SEC filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

 None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: December 6, 2012	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
		Name: Title:	Mitchell Gendel General Counsel & Corporate Secretary